EXHIBIT 31.2

CERTIFICATIONS

I, Andrew Ahlborn, certify that:

1.I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Ready Capital Corporation (the “registrant”) for the period ended December 31, 2025;

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2026

By: /s/ Andrew Ahlborn
Name: Andrew Ahlborn
Title: Chief Financial Officer